Exhibit (a)(3)
NOTICE OF GUARANTEED DELIVERY
(Not to be Used for Signature Guarantee)

to

Tender Shares of Common Stock

of

COMM BANCORP, INC.
Pursuant to its Offer to Purchase dated March 19, 2007

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 13, 2007,
UNLESS THE OFFER IS EXTENDED.

As set forth in “The Offer — 2. Procedures for Tendering Shares” of the Offer to Purchase (as hereinafter defined), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as hereinafter defined) if (a) certificates evidencing shares of common stock, par value $0.33 per share (the “Shares”), of Comm Bancorp, Inc., a Pennsylvania business corporation (“Bancorp”), are not immediately available or cannot be delivered to the Depository by the Expiration Date (as defined in the Offer to Purchase), (b) the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (c) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depository prior to the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depository on or before the Expiration Date.

The Depository for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile:
(For Eligible Institutions Only)
(718) 234-5001

Telephone:
(877) 248-6417

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO BANCORP, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITORY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC DO NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITORY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Bancorp, upon the terms and subject to the conditions described in the Offer to Purchase, dated March 19, 2007 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of shares of Bancorp’s common stock, par value $0.33 per share, pursuant to the guaranteed delivery procedure described in “The Offer — 2. Procedures For Tendering Shares” of the Offer to Purchase.

NUMBER OF SHARES TO BE TENDERED:            SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
(See Instruction 5 of the Letter of Transmittal)

☐   The undersigned wishes to maximize the chance of having Bancorp purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Bancorp pursuant to the Offer. This action will result in receiving a price per Share of as low as $46 or as high as $52.

 — OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by Bancorp will be purchased at the purchase price. A stockholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $46	☐ $50
☐ $47	☐ $51
☐ $48	☐ $52
☐ $49

ODD LOTS
(See Instruction 9 of the Letter of Transmittal)

If you own fewer than 100 shares:

Complete ONLY if shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on February 16, 2007 and who continues to own beneficially as of the expiration date, an aggregate of fewer than 100 shares.

The undersigned either (check one):
[     ] was the beneficial owner(s), as of the close of business on February 16, 2007 of an aggregate of fewer than 100 shares, all of which are being tendered, or

[     ] is a broker, dealer, commercial bank, trust company or other nominee which

(a)   is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner; and

(b)   believes, based upon representations made to it by the beneficial owner(s), that each person was the beneficial owner, as of the close of business on February 16, 2007, of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER
(See Instruction 15 of the Letter of Transmittal)

A stockholder may tender his or her Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to this Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in “The Offer — 5. Conditional Tender Procedures”. Any stockholder desiring to make a conditional tender must so indicate in the box captioned “Conditional Tender” below. It is the tendering stockholder’s responsibility to determine the minimum number of Shares to be purchased. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional:

☐   The minimum number of Shares that must be purchased, if any are purchased, is            Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Bancorp may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have properly tendered all of his or her Shares and checked the box below:

☐   The tendered Shares represent all Shares held by the undersigned.

Name(s) of Record Holder(s):
(Please Type or Print)

Certificate No(s).:

Address(es):
(Include Zip Code)

Daytime Area Code and Telephone No.:

Taxpayer ID No(s). or Social Security No(s).:

If Shares will be delivered by book-entry transfer, provide the following information:

Account Number:

Date:

Signature(s):

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GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees the delivery to the Depository of the Shares tendered, in proper form for transfer, or a confirmation that the Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depository’s account at DTC, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three business days of this date.

The Eligible Institution that completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and certificates representing Shares to the Depository within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm

Address

Zip Code

Area Code and Tel. No.
Authorized Signature

Title

(Please Type or Print)

Dated:

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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